Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

R. Jason Fry
U.S. Bank National Association
40 Pearl Street NW, Suite 838
Grand Rapids, MI 49503
(616) 459-3326
(Name, address and telephone number of agent for service)
Great Wolf Resorts, Inc.
(Issuer with respect to the Securities)

Wisconsin	51-0510250
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

525 Junction Rd., Suite 6000 South Madison, WI	53717
(Address of Principal Executive Offices)	(Zip Code)

Senior Debt Securities
(Title of the Indenture Securities)

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Grand Rapids, State of Michigan on the 29th of July, 2011.

By:	/s/ R. Jason Fry
R. Jason Fry
Vice President

Exhibit 3

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219
CERTIFICATE OF FIDUCIARY POWERS
I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:
1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.
2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.
John Walsh

Acting Comptroller of the Currency

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2011
($000’s)

3/31/2011
Assets
Cash and Balances Due From	$13,798,547
Depository Institutions
Securities	58,784,508
Federal Funds	4,446,250
Loans & Lease Financing Receivables	188,553,195
Fixed Assets	5,071,554
Intangible Assets	13,223,551
Other Assets	22,091,641

Total Assets	$305,969,246

Liabilities
Deposits	$215,206,369
Fed Funds	8,615,219
Treasury Demand Notes	0
Trading Liabilities	579,986
Other Borrowed Money	34,076,282
Acceptances	0
Subordinated Notes and Debentures	7,760,721
Other Liabilities	7,772,817

Total Liabilities	$274,011,394

Equity
Minority Interest in Subsidiaries	$1,761,010
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	16,041,770

Total Equity Capital	$31,957,852

Total Liabilities and Equity Capital	$305,969,246

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